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Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION
OF
THE FIRST MARBLEHEAD CORPORATION

(originally incorporated under the name First Marblehead Corporation on August 30, 1994)

        FIRST: The name of the Corporation is The First Marblehead Corporation.

        SECOND: The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        THIRD: The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

        FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 120,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 20,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

        The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A    COMMON STOCK.

        1.     General.    The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

        2.     Voting.    The holders of the Common Stock shall have voting rights at all meetings of stockholders, each such holder being entitled to one vote for each share thereof held by such holder. There shall be no cumulative voting.

        The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

        3.     Dividends.    Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend or other rights of any then outstanding Preferred Stock.

        4.     Liquidation.    pon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

B    PREFERRED STOCK.

        Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

        Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.

        The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

        FIFTH: Except as otherwise provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

        SIXTH: In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation's By-laws. The affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present shall be required to adopt, amend, alter or repeal the Corporation's By-laws. The Corporation's By-laws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-Laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

        SEVENTH: Except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        EIGHTH: The Corporation shall provide indemnification as follows:

        1.     Actions, Suits and Proceedings Other than by or in the Right of the Corporation.    The Corporation shall indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        2.     Actions or Suits by or in the Right of the Corporation.    The Corporation shall indemnify any Indemnitee who was or is a party to or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner which Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this Section 2 in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Corporation, unless, and only to the extent, that the Court of Chancery of Delaware shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware shall deem proper.

        3.     Indemnification for Expenses of Successful Party.    Notwithstanding any other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article EIGHTH, or in defense of any claim, issue or matter therein, or on appeal from any such action, suit or proceeding, Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by or on behalf of Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to Indemnitee, (ii) an adjudication that Indemnitee was liable to the Corporation, (iii) a plea of guilty or nolo contendere by Indemnitee, (iv) an adjudication that Indemnitee did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his conduct was unlawful, Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.

        4.     Notification and Defense of Claim.    As a condition precedent to an Indemnitee's right to be indemnified, such Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding or investigation involving such Indemnitee for which indemnity will or could be sought. With respect to any action, suit, proceeding or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to Indemnitee. After notice from the Corporation to Indemnitee of its election so to assume such defense, the Corporation shall not be liable to Indemnitee for any legal or other expenses subsequently incurred by Indemnitee in connection with such action, suit, proceeding or investigation, other than as provided below in this Section 4. Indemnitee shall have the right to employ his or her own counsel in connection with such action, suit, proceeding or investigation, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) counsel to Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and Indemnitee in the conduct of the defense of such action, suit, proceeding or investigation or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, suit, proceeding or investigation, in each of which cases the fees and expenses of counsel for Indemnitee shall be at the expense of the Corporation, except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above. The Corporation shall not be required to indemnify Indemnitee under this Article EIGHTH for any amounts paid in settlement of any action, suit, proceeding or investigation effected without its written consent. The Corporation shall not settle any action, suit, proceeding or investigation in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Corporation nor Indemnitee will unreasonably withhold or delay its consent to any proposed settlement.

        5.     Advance of Expenses.    Subject to the provisions of Section 6 of this Article EIGHTH, in the event that the Corporation does not assume the defense pursuant to Section 4 of this Article EIGHTH of any action, suit, proceeding or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by or on behalf of Indemnitee in defending an action, suit, proceeding or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter; provided, however, that the payment of such expenses incurred by or on behalf of Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article; and further provided that no such advancement of expenses shall be made under this Article EIGHTH if it is determined (in the manner described in Section 6) that (i) Indemnitee did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful. Such undertaking shall be accepted without reference to the financial ability of Indemnitee to make such repayment.

        6.     Procedure for Indemnification.    In order to obtain indemnification or advancement of expenses pursuant to Section 1, 2, 3 or 5 of this Article EIGHTH, an Indemnitee shall submit to the Corporation a written request. Any such advancement of expenses shall be made promptly, and in any event within 30 days after receipt by the Corporation of the written request of Indemnitee, unless the Corporation determines within such 30-day period that Indemnitee did not meet the applicable standard of conduct set forth in Section 1, 2 or 5 of this Article EIGHTH, as the case may be. Any such indemnification, unless ordered by a court, shall be made with respect to requests under Section 1 or 2 only as authorized in the specific case upon a determination by the Corporation that the indemnification of Indemnitee is proper because Indemnitee has met the applicable standard of conduct set forth in Section 1 or 2, as the case may be. Such determination shall be made in each instance (a) by a majority vote of the directors of the Corporation consisting of persons who are not at that time parties to the action, suit or proceeding in question ("disinterested directors"), whether or not a quorum, (b) by a committee of disinterested directors designated by majority vote of disinterested directors, whether or not a quorum, (c) if there are no disinterested directors, or if the disinterested directors so direct, be independent legal counsel (who may, to the extent permitted by law, by regular legal counsel to the Corporation) in a written opinion, or (d) by the stockholders of the Corporation.

        7.     Remedies.    The right to indemnification or advancement of expenses as granted by this Article shall be enforceable by Indemnitee in any court of competent jurisdiction. Neither the failure of the

Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section 6 of this Article EIGHTH that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct. Indemnitee's expenses (including attorneys' fees) reasonably incurred in connection with successfully establishing Indemnitee's right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

        8.     Limitations.    Notwithstanding anything to the contrary in this Article, except as set forth in Section 7 of the Article EIGHTH, the Corporation shall not indemnify an Indemnitee pursuant to this Article EIGHTH in connection with a proceeding (or part thereof) initiated by such Indemnitee unless the initiation thereof was approved by the Board of Directors of the Corporation. Notwithstanding anything to the contrary in this Article, the Corporation shall not indemnify an Indemnitee to the extent such Indemnitee is reimbursed from the proceeds of insurance, and in the event the Corporation makes any indemnification payments to an Indemnitee and such Indemnitee is subsequently reimbursed from the proceeds of insurance, such Indemnitee shall promptly refund indemnification payments to the Corporation to the extent of such insurance reimbursement.

        9.     Subsequent Amendment.    No amendment, termination or repeal of this Article or of the relevant provisions of the General Corporation Law of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

        10.   Other Rights.    The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement or vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee's official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

        11.   Partial Indemnification.    If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with any action, suit, proceeding or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines or amounts paid in settlement to which Indemnitee is entitled.

        12.   Insurance.    The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

        13.   Savings Clause.    If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

        14.   Definitions.    Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).

        NINTH: This Article is inserted for the management of the business and for the conduct of the affairs of the Corporation.

        1.     Number of Directors; Election of Directors.    Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be determined from time to time by, or in the manner provided in, the By-laws of the Corporation. Election of directors need not be by written ballot, except as and to the extent provided in the By-laws of the Corporation.

        2.     Quorum.    A majority of the directors at any time in office shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each director so disqualified. In no case, however, shall less than one-third of the number of directors fixed pursuant to Section 1 of this Article NINTH constitute a quorum. If at any meeting of the Board of Directors there shall be less than such a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

        3.     Action at Meeting.    Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors unless a greater number is required by law, by this Certificate of Incorporation, or by the By-laws of the Corporation.

        4.     Removal.    Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only for cause by (i) a majority of the directors present at a meeting duly held at which a quorum is present or (ii) the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

        5.     Vacancies.    Subject to the rights of holders of any series of Preferred Stock, any vacancy or newly created directorships in the Board of Directors, however occurring, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. A director elected to fill a vacancy shall be elected to hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.

        6.     Stockholder Nominations and Introduction of Business, Etc.    Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the By-laws of the Corporation.

        7.     Amendments to Article.    Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article NINTH.

        TENTH: Stockholders of the Corporation may not take any action by written consent in lieu of a meeting. Notwithstanding any other provisions of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article TENTH.

        ELEVENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board or the President, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting. Notwithstanding any other provision of law, this Certificate of Incorporation or the By-laws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article ELEVENTH.

        IN WITNESS WHEREOF, this Restated Certificate of Incorporation, which restates, integrates and amends the certificate of incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242 and 245 of the Delaware General Corporation Code, has been executed by its duly authorized officer this 29th day of October, 2003.

THE FIRST MARBLEHEAD CORPORATION
By:	/s/ RALPH JAMES Name: Ralph James Title: President

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
THE FIRST MARBLEHEAD CORPORATION

Pursuant to Section 242 of the
General Corporation Law of the State of Delaware

        The First Marblehead Corporation (hereinafter called the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

        At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

  RESOLVED:
  That the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following first paragraph of Article FOURTH is inserted in lieu thereof:

  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 170,000,000 shares, consisting of (i) 150,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 0,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock")."

        The stockholders of the Corporation duly approved said amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware on November 18, 2004.

[Remainder of page intentionally blank]

        IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation this 18th day of November, 2004.

THE FIRST MARBLEHEAD CORPORATION
By:	/s/ DANIEL MAXWELL MEYERS Daniel Maxwell Meyers Chairman of the Board and Chief Executive

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
THE FIRST MARBLEHEAD CORPORATION

Pursuant to Section 242 of the
 General Corporation Law of the State of Delaware

        The First Marblehead Corporation (hereinafter called the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

        At a meeting of the Board of Directors of the Corporation, a resolution was duly adopted pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Restated Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The resolution setting forth the amendment is as follows:

  RESOLVED:
  That, subject to the approval of the Stockholders of the Corporation, the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Corporation be and hereby is deleted in its entirety and the following first paragraph of Article FOURTH is inserted in lieu thereof:

  "FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 270,000,000 shares, consisting of (i) 250,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), and (ii) 20,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock")."

        The stockholders of the Corporation duly approved said amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware on November 8, 2007.

        IN WITNESS WHEREOF, this Certificate of Amendment of Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation this 9th day of November, 2007.

THE FIRST MARBLEHEAD CORPORATION
By:	/s/ Peter B. Tarr Peter B. Tarr Chairman of the Board

CERTIFICATE OF DESIGNATIONS

OF

SERIES A NON-VOTING CONVERTIBLE
PREFERRED STOCK

OF

THE FIRST MARBLEHEAD CORPORATION

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        The First Marblehead Corporation, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article Fourth of its Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the "Board") at a meeting duly called and held on December 21, 2007 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

        RESOLVED, that pursuant to the authority vested in the Board by the Restated Certificate of Incorporation, the Board does hereby designate, create, authorize and provide for the issuance of a series of preferred stock having a par value of $0.01 per share, with a stated value of $1,000 per share (the "Stated Value") and a liquidation preference of $0.01 per share, which shall be designated as Series A Non-Voting Convertible Preferred Stock (the "Preferred Stock"), consisting of 58,900 shares of Preferred Stock having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

        1.    Ranking.    The Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        2.    Proportional Adjustment.    So long as any shares of the Preferred Stock remain outstanding, in the event the Company (a) declares any dividend on shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") payable in shares of Common Stock, (ii) subdivides the outstanding Common Stock or (iii) combines the outstanding Common Stock into a smaller number of shares, then in each such case the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares of Preferred Stock.

        3.    Dividends.    So long as any shares of the Preferred Stock remain outstanding, if the Company makes any dividend or distribution of cash, securities (including, but not limited to, rights, warrants, options or evidences of indebtedness) or properties or assets on shares of Common Stock, then the Company shall simultaneously declare and pay a dividend or distribution on shares of Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (or if no record date is established, at the date such dividend or distribution is declared).

        4.    Conversion Rights.

          (a)   Upon the terms and in the manner set forth in this Section 4 and subject to the provisions for adjustment contained in Section 4(e), the shares of Preferred Stock shall be convertible, in whole or in part, at the option of the holders thereof, at any time, upon surrender to the Company of the certificate(s) for the shares to be converted, into a number of fully paid and nonassessable shares of Common Stock equal to the aggregate Stated Value of the number of shares of Preferred Stock to be converted divided by the initial conversion price of $11.24, as such price may be adjusted from time to time in accordance with this Section 4 (the "Conversion Price").

          (b)   In order to convert shares of Preferred Stock, the holder thereof shall deliver a properly completed and duly executed written notice of election to convert specifying the number (in whole shares) of shares of Preferred Stock to be converted. Each holder of Preferred Stock shall (i) deliver a written notice to the Company at its principal office or at the office of the agency which may be maintained for such purpose (each, a "Conversion Agent") specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, (ii) surrender the certificate for such shares of Preferred Stock to the Company or the Conversion Agent, accompanied, if so required by the Company or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (iii) pay any transfer or similar tax required by Section 4(g).

          (c)   (i)    As promptly as practicable after the date (the "Conversion Date") on which the Company or the Conversion Agent shall have received a written notice of election to convert, a surrendered certificate, any required instrument of transfer and any required payments contemplated by Section 4(g) below (and in no event more than five days after the Conversion Date), the Company shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holders of the surrendered shares of Preferred Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Preferred Stock have been converted in accordance with the provisions of this Section 4, and any cash payable in respect of fractional shares as provided in Section 4(d).

             (ii)  Upon the surrender of a certificate representing shares of Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Preferred Stock equal in number to the unconverted portion of the shares of Preferred Stock represented by the certificate so surrendered.

            (iii)  On the Conversion Date, the rights of the holders of the Preferred Stock delivered for conversion shall cease and the person entitled to receive the shares of Common Stock upon the conversion of such shares of Preferred Stock shall be treated for all purposes as having become the beneficial owner of such shares of Common Stock.

          (d)   (i)    No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Preferred Stock, the Company shall pay to the holder of such share of Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined in Section 4(d)(ii) below) of a share of Common Stock on the Business Day next preceding the day of conversion. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Preferred Stock so surrendered.

             (ii)  For the purposes of Section 4(d), the "current market price" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive trading days immediately prior to the date in question. The closing price for each day shall be (A) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on such exchange or (B) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by The Nasdaq Stock Market, (C) if bid and asked prices for the Common Stock on each such day shall not have been reported through The Nasdaq Stock Market, the average of the bid and asked prices for such date as furnished by any three New York Stock Exchange member firms regularly making a market in the Common Stock and not affiliated with the Company selected for such purpose by the Board, or (D) if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board.

          (e)   The Conversion Price shall be subject to adjustment as follows:

              (i)  If the Company shall issue by reclassification of its shares of Common Stock other securities of the Company, then the Conversion Price in effect immediately prior thereto shall be adjusted so that a holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Preferred Stock would have owned or been entitled to receive after the happening of such reclassification had such shares of Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto. An adjustment made pursuant to this Section 4(e)(i) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

             (ii)  No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this Section 4(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4(e) shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

            (iii)  If the Company shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Preferred Stock shall, upon consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Preferred Stock was convertible immediately prior to such Transaction. Notwithstanding the foregoing, if in such Transaction (A) the holder of Preferred Stock would receive voting stock that, when aggregated with any other voting stock of the successor or purchasing entity beneficially owned by such holder and its affiliates (within the meaning of Rule 405 promulgated under the Securities Act of 1933), would represent more than 9.9% of the outstanding voting stock of the successor or purchasing entity ("Excess Shares") and (B) the successor or purchasing entity is a savings and loan holding company or a bank holding company, then the Preferred Stock shall remain outstanding as preferred stock of the successor or purchasing entity in the Transaction, with the voting powers, preferences and other rights to which the Preferred Stock was entitled immediately prior to the Transaction. In connection with any Transaction, lawful provision shall be made so that, except as set forth in this paragraph, the terms of the Preferred Stock (or any stock issued in such transaction in consideration therefor) shall remain substantially unchanged to the extent practicable. Each holder of shares of Preferred Stock shall, within ten days of any written request sent to such holder's last address as shown on the stock books of the Company, certify in writing to the Company at its principal executive office whether upon consummation of the Transaction it would have Excess Shares and, in the absence of the receipt by the Company of such a certificate identifying any such Excess Shares, each share of Preferred Stock shall be converted in such Transaction as set forth above. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 4(e)(iii). The provisions of this Section 4(e)(iii) shall similarly apply to successive Transactions.

            (iv)  Each share of Preferred Stock that is sold or transferred, whether voluntarily or involuntarily, by any holder to any party other than an affiliate (within the meaning of Rule 405 promulgated under the Securities Act of 1933) of such holder, shall be automatically converted into that number of shares of Common Stock into which each share of Preferred Stock was convertible immediately prior to such sale or transfer, whether or not the certificate representing such share of Preferred Stock has been surrendered for conversion.

             (v)  Notwithstanding the provisions of this Section 4(e), the applicable Conversion Price shall not be adjusted upon the issuance of any shares of Common Stock (including upon the exercise of options or rights) or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Company or any of its subsidiaries that is authorized by the Board.

            (vi)  For the purposes of this Section 4(e) and Section 4(h), the term "shares of Common Stock" shall mean (A) the Common Stock or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Sections 4(e)(i) or (iv) above, the holders of Preferred Stock shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in this Section 4(e).

           (vii)  Notwithstanding the foregoing, in any case in which this Section 4(e) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 4(d).

          (viii)  If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section 4(e), which in the reasonable opinion of the Board would adversely affect the conversion rights of the holders of Preferred Stock, the Conversion Price for the Preferred Stock shall be adjusted, to the extent permitted by law, in such manner and at such time as the Board may determine in good faith to be equitable in the circumstances.

          (f)    Whenever the Conversion Price is adjusted as herein provided, the chief financial officer of the Company shall compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Conversion Agent. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Preferred Stock at such holder's last address as shown on the stock books of the Company.

          (g)   The Company will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Preferred Stock pursuant to this Section 4; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

          (h)   (i)    The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting the conversion of Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Preferred Stock.

             (ii)  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Stock issuable upon conversion of Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

        5.    Liquidation, Dissolution and Winding Up.    Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.01 per share of Preferred Stock, plus the amount of any declared but unpaid dividends thereon as of such date. After payment to the holders of the Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Preferred Stock then held by them.

        6.    No Redemption.    The shares of Preferred Stock shall not be redeemable.

        7.    Voting Rights.

          (a)   Except as expressly provided in this Section 7 or as otherwise required by applicable law or regulation, holders of the shares of Preferred Stock shall have no voting rights.

          (b)   So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation) any provision of the Restated Certificate of Incorporation of the Company or this Certificate of Designation (as such resolution may be amended from time to time, the "Certificate of Designation") if such amendment would increase or decrease the authorized shares of the Preferred Stock, increase or decrease the par value of the shares of the Preferred Stock, or alter or change the powers, preferences or special rights of the shares of the Preferred Stock so as to affect it adversely.

        8.    Exclusion of Other Rights.    Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate may be amended from time to time) and in the Restated Certificate of Incorporation.

        9.    Severability of Provisions.    If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

        10.    Reissuance of Preferred Stock.    Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

        11.    Mutilated or Missing Preferred Stock Certificates.    If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

        12.    Fractional Shares.    The Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of Preferred Stock.

        IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Peter B. Tarr, Chairman and General Counsel of the Company, this 21st day of December, 2007.

THE FIRST MARBLEHEAD CORPORATION
By:	/s/ Peter B. Tarr
Name:	Peter B. Tarr
Title:	Chairman and General Counsel

CERTIFICATE OF DESIGNATIONS

OF

SERIES B NON-VOTING CONVERTIBLE
PREFERRED STOCK

OF

THE FIRST MARBLEHEAD CORPORATION

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

        The First Marblehead Corporation, a Delaware corporation (the "Company"), certifies that pursuant to the authority contained in Article Fourth of its Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company (the "Board") at a meeting duly called and held on December 21, 2007 duly approved and adopted the following resolution which resolution remains in full force and effect on the date hereof:

        RESOLVED, that pursuant to the authority vested in the Board by the Restated Certificate of Incorporation, the Board does hereby designate, create, authorize and provide for the issuance of a series of preferred stock having a par value of $0.01 per share, with a stated value of $1,000 per share (the "Stated Value") and a liquidation preference of $0.01 per share, which shall be designated as Series B Non-Voting Convertible Preferred Stock (the "Preferred Stock"), consisting of 200,695 shares of Preferred Stock having the following voting powers, preferences and relative, participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

        1.    Ranking.    The Preferred Stock shall rank junior to all other series of the Company's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        2.    Proportional Adjustment.    So long as any shares of the Preferred Stock remain outstanding, in the event the Company (a) declares any dividend on shares of the common stock, par value $0.01 per share, of the Company (the "Common Stock") payable in shares of Common Stock, (ii) subdivides the outstanding Common Stock or (iii) combines the outstanding Common Stock into a smaller number of shares, then in each such case the Company shall simultaneously effect a proportional adjustment to the number of outstanding shares of Preferred Stock.

        3.    Dividends.    So long as any shares of the Preferred Stock remain outstanding, if the Company makes any dividend or distribution of cash, securities (including, but not limited to, rights, warrants, options or evidences of indebtedness) or properties or assets on shares of Common Stock, then the Company shall simultaneously declare and pay a dividend or distribution on shares of Preferred Stock in the amount of dividends or distributions that would be made with respect to shares of Preferred Stock if such shares were converted into shares of Common Stock on the record date for such dividend or distribution (or if no record date is established, at the date such dividend or distribution is declared).

        4.    Conversion Rights.

          (a)   Upon the terms and in the manner set forth in this Section 4 and subject to the provisions for adjustment contained in Section 4(e), the shares of Preferred Stock shall be convertible, in whole or in part, at the option of the holders thereof, at any time, upon surrender to the Company of the certificate(s) for the shares to be converted, into a number of fully paid and nonassessable shares of Common Stock equal to the aggregate Stated Value of the number of shares of Preferred Stock to be converted divided by the initial conversion price of $15.00, as such price may be adjusted from time to time in accordance with this Section 4 (the "Conversion Price").

          (b)   In order to convert shares of Preferred Stock, the holder thereof shall deliver a properly completed and duly executed written notice of election to convert specifying the number (in whole shares) of shares of Preferred Stock to be converted. Each holder of Preferred Stock shall (i) deliver a written notice to the Company at its principal office or at the office of the agency which may be maintained for such purpose (each, a "Conversion Agent") specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued, (ii) surrender the certificate for such shares of Preferred Stock to the Company or the Conversion Agent, accompanied, if so required by the Company or the Conversion Agent, by a written instrument or instruments of transfer in form reasonably satisfactory to the Company or the Conversion Agent duly executed by the holder or its attorney duly authorized in writing, and (iii) pay any transfer or similar tax required by Section 4(g).

          (c)   (i) As promptly as practicable after the date (the "Conversion Date") on which the Company or the Conversion Agent shall have received a written notice of election to convert, a surrendered certificate, any required instrument of transfer and any required payments contemplated by Section 4(g) below (and in no event more than five days after the Conversion Date), the Company shall deliver or cause to be delivered at the office or agency of the Conversion Agent, to or upon the written order of the holders of the surrendered shares of Preferred Stock, a certificate or certificates representing the number of fully paid and nonassessable shares of Common Stock, with no personal liability attaching to the ownership thereof, free of all taxes with respect to the issuance thereof, liens, charges and security interests and not subject to any preemptive rights, into which such shares of Preferred Stock have been converted in accordance with the provisions of this Section 4, and any cash payable in respect of fractional shares as provided in Section 4(d).

          (ii)   Upon the surrender of a certificate representing shares of Preferred Stock that is converted in part, the Company shall issue or cause to be issued to the holder a new certificate representing shares of Preferred Stock equal in number to the unconverted portion of the shares of Preferred Stock represented by the certificate so surrendered.

          (iii)  On the Conversion Date, the rights of the holders of the Preferred Stock delivered for conversion shall cease and the person entitled to receive the shares of Common Stock upon the conversion of such shares of Preferred Stock shall be treated for all purposes as having become the beneficial owner of such shares of Common Stock.

          (d)   (i) No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the conversion of any shares of Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Preferred Stock, the Company shall pay to the holder of such share of Preferred Stock an amount in cash (computed to the nearest cent) equal to the product of (A) such fraction and (B) the current market price (as defined in Section 4(d)(ii) below) of a share of Common Stock on the Business Day next preceding the day of conversion. If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate Stated Value of the shares of Preferred Stock so surrendered.

          (ii)   For the purposes of Section 4(d), the "current market price" per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for the ten consecutive trading days immediately prior to the date in question. The closing price for each day shall be

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  (A) if the Common Stock is listed or admitted to trading on a national securities exchange, the closing price on such exchange or (B) if the Common Stock is not listed or admitted to trading on any such exchange, the closing price, if reported, or, if the closing price is not reported, the average of the closing bid and asked prices as reported by The Nasdaq Stock Market, (C) if bid and asked prices for the Common Stock on each such day shall not have been reported through The Nasdaq Stock Market, the average of the bid and asked prices for such date as furnished by any three New York Stock Exchange member firms regularly making a market in the Common Stock and not affiliated with the Company selected for such purpose by the Board, or (D) if no such quotations are available, the fair market value of the Common Stock as determined by a New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board.

          (e)   The Conversion Price shall be subject to adjustment as follows:

          (i)    If the Company shall issue by reclassification of its shares of Common Stock other securities of the Company, then the Conversion Price in effect immediately prior thereto shall be adjusted so that a holder of any shares of Preferred Stock thereafter converted shall be entitled to receive the number and kind of other securities that such holder of Preferred Stock would have owned or been entitled to receive after the happening of such reclassification had such shares of Preferred Stock been converted immediately prior to the happening of such reclassification or any record date with respect thereto. An adjustment made pursuant to this Section 4(e)(i) shall become effective on the date of the dividend payment, subdivision, combination or issuance retroactive to the record date with respect thereto, if any, for such event. Such adjustment shall be made successively.

          (ii)   No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% of such price; provided, however, that any adjustments which by reason of this Section 4(e)(ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4(e) shall be made to the nearest one-hundredth of a cent or to the nearest one-hundredth of a share, as the case may be.

          (iii)  If the Company shall be a party to any transaction, including without limitation a merger, consolidation, sale of all or substantially all of the Company's assets, reorganization, liquidation or recapitalization of the Common Stock (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each share of Preferred Stock shall, upon consummation of the Transaction, be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares of Common Stock into which one share of Preferred Stock was convertible immediately prior to such Transaction. Notwithstanding the foregoing, if in such Transaction (A) the holder of Preferred Stock would receive voting stock that, when aggregated with any other voting stock of the successor or purchasing entity beneficially owned by such holder and its affiliates (within the meaning of Rule 405 promulgated under the Securities Act of 1933), would represent more than 9.9% of the outstanding voting stock of the successor or purchasing entity ("Excess Shares") and (B) the successor or purchasing entity is a savings and loan holding company or a bank holding company, then the Preferred Stock shall remain outstanding as preferred stock of the successor or purchasing entity in the Transaction, with the voting powers, preferences and other rights to which the Preferred Stock was entitled immediately prior to the Transaction. In connection with any Transaction, lawful provision shall be made so that, except as set forth in this paragraph, the terms of the Preferred Stock (or any stock issued in such transaction in consideration therefor) shall remain substantially unchanged to the extent practicable. Each holder of shares of Preferred Stock

3

  shall, within ten days of any written request sent to such holder's last address as shown on the stock books of the Company, certify in writing to the Company at its principal executive office whether upon consummation of the Transaction it would have Excess Shares and, in the absence of the receipt by the Company of such a certificate identifying any such Excess Shares, each share of Preferred Stock shall be converted in such Transaction as set forth above. The Company shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 4(e)(iii). The provisions of this Section 4(e)(iii) shall similarly apply to successive Transactions.

          (iv)  Each share of Preferred Stock that is sold or transferred, whether voluntarily or involuntarily, by any holder to any party other than an affiliate (within the meaning of Rule 405 promulgated under the Securities Act of 1933) of such holder, shall be automatically converted into that number of shares of Common Stock into which each share of Preferred Stock was convertible immediately prior to such sale or transfer, whether or not the certificate representing such share of Preferred Stock has been surrendered for conversion.

          (v)   Notwithstanding the provisions of this Section 4(e), the applicable Conversion Price shall not be adjusted upon the issuance of any shares of Common Stock (including upon the exercise of options or rights) or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan, program or practice of or assumed by the Company or any of its subsidiaries that is authorized by the Board.

          (vi)  For the purposes of this Section 4(e) and Section 4(h), the term "shares of Common Stock" shall mean (A) the Common Stock or (B) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to Sections 4(e)(i) or (iv) above, the holders of Preferred Stock shall become entitled to receive any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Preferred Stock contained in this Section 4(e).

          (vii) Notwithstanding the foregoing, in any case in which this Section 4(e) provides that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (A) issuing to the holder of any shares of Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 4(d).

          (viii)  If the Company shall take any action affecting the shares of Common Stock, other than any action described in this Section 4(e), which in the reasonable opinion of the Board would adversely affect the conversion rights of the holders of Preferred Stock, the Conversion Price for the Preferred Stock shall be adjusted, to the extent permitted by law, in such manner and at such time as the Board may determine in good faith to be equitable in the circumstances.

          (f)    Whenever the Conversion Price is adjusted as herein provided, the chief financial officer of the Company shall compute the adjusted Conversion Price in accordance with the foregoing provisions and shall prepare a certificate setting forth such adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based. A copy of such certificate shall be filed promptly with the Conversion Agent. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to each holder of shares of Preferred Stock at such holder's last address as shown on the stock books of the Company.

4

          (g)   The Company will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the conversion of shares of Preferred Stock pursuant to this Section 4; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any registration or transfer involved in the issue or delivery of Common Stock in a name other than that of the registered holder of Preferred Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

          (h)   (i) The Company shall at all times reserve and keep available, free from all liens, charges and security interests and not subject to any preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting the conversion of Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all outstanding shares of Preferred Stock.

          (ii)   Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value (if any) of the Common Stock issuable upon conversion of Preferred Stock, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

        5.    Liquidation, Dissolution and Winding Up.    Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Stock then outstanding shall be entitled to receive out of the available assets of the Company, whether such assets are stated capital or surplus of any nature, an amount on such date equal to $0.01 per share of Preferred Stock, plus the amount of any declared but unpaid dividends thereon as of such date. After payment to the holders of the Preferred Stock of the amounts set forth in preceding sentence, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of the Common Stock and the Preferred Stock in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Preferred Stock then held by them.

        6.    No Redemption.    The shares of Preferred Stock shall not be redeemable.

        7.    Voting Rights.

          (a)   Except as expressly provided in this Section 7 or as otherwise required by applicable law or regulation, holders of the shares of Preferred Stock shall have no voting rights.

          (b)   So long as any shares of the Preferred Stock are outstanding, the Company shall not, without the consent or vote of the holders of a majority of the outstanding shares of the Preferred Stock, voting separately as a class, amend, alter or repeal or otherwise change (including in connection with any merger or consolidation) any provision of the Restated Certificate of Incorporation of the Company or this Certificate of Designation (as such resolution may be amended from time to time, the "Certificate of Designation") if such amendment would increase or decrease the authorized shares of the Preferred Stock, increase or decrease the par value of the shares of the Preferred Stock, or alter or change the powers, preferences or special rights of the shares of the Preferred Stock so as to affect it adversely.

        8.    Exclusion of Other Rights.    Except as may otherwise be required by law, the shares of Preferred Stock shall not have any voting powers, preferences and relative, participating, optional or other special rights, other than those specifically set forth in this Certificate of Designation (as such Certificate may be amended from time to time) and in the Restated Certificate of Incorporation.

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        9.    Severability of Provisions.    If any voting powers, preferences and relative, participating, optional and other special rights of the Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation are invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other voting powers, preferences and relative, participating, optional and other special rights of Preferred Stock and qualifications, limitations and restrictions thereof set forth in this Certificate of Designation which can be given effect without the invalid, unlawful or unenforceable voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof shall, nevertheless, remain in full force and effect, and no voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof herein set forth shall be deemed dependent upon any other such voting powers, preferences and relative, participating, optional or other special rights of Preferred Stock and qualifications, limitations and restrictions thereof unless so expressed herein.

        10.    Reissuance of Preferred Stock.    Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased by the Company or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company, provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

        11.    Mutilated or Missing Preferred Stock Certificates.    If any of the Preferred Stock certificates shall be mutilated, lost, stolen or destroyed, the Company shall issue, in exchange and in substitution for and upon cancellation of the mutilated Preferred Stock certificate, or in lieu of and substitution for the Preferred Stock certificate lost, stolen or destroyed, a new Preferred Stock certificate of like tenor and representing an equivalent amount of shares of Preferred Stock, but only upon receipt of evidence of such loss, theft or destruction of such Preferred Stock certificate and indemnity, if requested, satisfactory to the Company and the transfer agent (if other than the Company).

        12.    Fractional Shares.    The Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, participate in dividends and distributions and to have the benefit of all other rights of holders of Preferred Stock.

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        IN WITNESS WHEREOF, the Company has caused this certificate to be duly executed by Peter B. Tarr, Chairman and General Counsel of the Company, this 29th day of January, 2008.

THE FIRST MARBLEHEAD CORPORATION
By:	/s/ Peter B. Tarr Name: Peter B. Tarr Title: Chairman and General Counsel

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QuickLinks

  Exhibit 3.1